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                                                                    EXHIBIT 99.1


             THE WARRANTS AND COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
           OF 1933 AS AMENDED (THE "ACT"), AND THE WARRANTS AND COMMON
             STOCK ISSUABLE ON EXERCISE OF WARRANTS MAY NOT BE SOLD
           UNLESS THERE IS A REGISTRATION STATEMENT IN EFFECT COVERING
             THE WARRANTS AND COMMON STOCK OR THERE IS AVAILABLE AN
             EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT



                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                               RESPONSE USA, INC.

         This is to certify that, for value received, BKR, Inc., having an address at 7944 East Beck Lane, Suite 210, Scottsdale, Arizona 85260, or assigns (the "Holder" or "Holders") is entitled to purchase, subject to the provisions of this warrant, from Response USA, Inc., a Delaware corporation (the "Company"), having a principal place of business located at 11-H Princess Road, Lawrenceville, New Jersey 08642, the number of shares as set forth below (the "Warrant Shares") of the common stock, $.008 par value, of the Company (the "Common Stock"), at any time during the period commencing when and if HealthLink, Ltd. shall place 10,000 personal emergency response systems ("PERS") online (the "Exercise Commencement Date"), until 5:00 P.M., New York City time, on the date five (5) years thereafter (which shall be referred to herein as the "Exercise Term"), subject to adjustment as set forth hereinafter. This warrant and any warrant resulting from a transfer or subdivision of this warrant shall sometimes hereinafter be referred to as a "Warrant."

         1. EXERCISE OF WARRANT. The number of shares of Common Stock which may be purchased upon the exercise of this Warrant shall be 30,000 shares for each 10,000 PERS placed online by HealthLink, Ltd., at an initial exercise price of $1.00 per share ("Purchase Price"); provided, however, that in no event shall this Warrant be exercisable to purchase more than 450,000 shares of Common Stock. This Warrant may be exercised in whole or in part at any time or from time to time during the period commencing on the Exercise Commencement Date through the last day of the Exercise Term, or if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Purchase Price in cash or certified or official bank check for the number of shares specified in such form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new


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Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and accompanied by the appropriate payment for the Warrant Shares issuable upon such exercise, the Holder shall be deemed to be the holder of record of such Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Certificates for the Warrant Shares shall be delivered to the Holder within a reasonable time, not to exceed five (5) business days following the exercise of this Warrant.

         2. RESERVATION AND LISTING OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant, such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. Commencing with an initial public offering of the Company's Common Stock, as long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on any exchange on which the Common Stock then trades.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. Subject to Section (6)(h) hereof, any fraction of a share called for upon any exercise hereof shall be canceled.


         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company at its office or at the office of its stock transfer agent, if any, for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock as are purchasable hereunder. Subject to Section 10 hereof, upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay the applicable transfer tax, if any, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice signed by the Holder hereof specifying the names and denominations in which new Warrants are to be issued. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant, when executed and delivered, shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.



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        5.      RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company until exercise hereof.

        6.      ADJUSTMENTS OF PURCHASE PRICE AND NUMBER OF SHARES.

                (a)     RECLASSIFICATION, CONSOLIDATION, MERGER, ETC.

                In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or a substantial part of the property of the Company, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such event.

                (b) DIVIDENDS AND OTHER DISTRIBUTIONS WITH RESPECT TO OUTSTANDING SECURITIES. In the event that the Company shall at any time prior to the exercise of all Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock or a cash dividend or distribution payable out of current or retained earnings) or otherwise distribute to its shareholders any monies, assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person or entity, or any other thing of value, the Holder or Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same monies, property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Holder were the owner of the shares of Common Stock underlying the Warrants immediately prior to any such event. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Subsection.

                (c) FRACTIONAL SHARES. As to any fraction of a share which the holder of this Warrant would be entitled to purchase upon exercise of this warrant, the Company shall pay, in lieu of such fractional interest, an amount in cash equal to the current market value of such fractional interest, to the nearest one-hundredth of a share. The Holder, by his acceptance hereof, expressly waives any right to receive any fractional share of stock or fractional Warrant upon exercise of this Warrant.


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         7. DEFINITION OF "COMMON STOCK".  For the purpose of this Warrant, the term "Common Stock" shall mean, in addition to the class of stock designated as the Common Stock, par value $.008 per share, of the Company on the date hereof, any class of stock resulting from successive changes or reclassifications of the Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to one or more of the provisions of Section (6) hereof, the shares of stock or other securities or property obtainable upon exercise of this Warrant shall include securities of the Company other than shares of Common Stock or securities of another corporation, then thereafter the amount of such other securities so obtainable shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section (6) hereof and all other provisions of this Warrant with respect to Common Stock shall apply on like terms to any such other shares or other securities.

         8. REGISTRATION UNDER THE SECURITIES ACT OF 1933. The Warrant Shares issuable upon exercise of this Warrant are subject to a Registration Rights Agreement of even date, the terms of which are incorporated by reference into this Warrant as if such terms are set forth at length herein.

         9. TRANSFER TO COMPLY WITH THE ACT. This Warrant or the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may not be sold or otherwise disposed of except as follows:

             (a) upon an opinion of counsel to the Holder, acceptable to the counsel to the Company to a person who, in the opinion of counsel for the Company, is a person to whom this Warrant or Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of a letter from such person in which such person represents that he is acquiring the Warrants or Warrant Shares for his own account for investment purposes and not with a view to distribution, and in which such person agrees to comply with the provisions of this Section (9) with respect to any resale or other disposition of such securities; or

             (b) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         10. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:


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             (a) The Company shall take a record of the holders of its shares of
Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

             (b) The Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any warrant, right or option to subscribe therefor; or

             (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed; or

             (d) There shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another entity;

then, in any one or more of said events, the Company shall give written notice of such event to the Holder at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, warrants or options, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, warrants or options, or any proposed dissolution, liquidation, winding up or sale.

         11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

             (a) If to the Holder, to him at the address set forth in the preamble of this Warrant; or

             (b) If to the Company, to the address set forth in the preamble of this Agreement; or

             (c) In each case to such other address as either party may designate by notice to the other party.


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         12. SUCCESSORS. All the covenants and provisions of this Warrant by or for the benefit of the Holder shall inure to the benefit of his successors and assigns hereunder.

         13. TERMINATION. This Warrant will terminate on the earlier of (i) the date the Warrant has been entirely exercised; or (ii) the last day of the Exercise Term.

         14. GOVERNING LAW. This Warrant shall be deemed to be made under the laws of the State of New Jersey without giving effect to conflicts of laws and principles and for all purposes shall be construed in accordance with the laws of said State.

         15. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Warrant and all attachments hereto and all incorporation by references set forth herein, set forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Warrant may be amended, the Company may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or waiver of the Holder. No course of dealing between or among any persons having any interest in this Warrant will be deemed effective to modify, amend or discharge any part of this Warrant or any rights or obligations of any person under or by reason of this Warrant.



                                       RESPONSE USA, INC.,



                                       By:
                                          -----------------------------
                                          Name: Richard Brooks
                                          Title:   President

Dated:   March 4, 1997

Attest:



-----------------------



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                               RESPONSE USA, INC.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto _________________________________________________________________________
________________(Name and address of assignee must be printed or typewritten) the rights of the undersigned represented by this Warrant, to the extent of
_______________________________________________________________________________
(_______________) shares of Common Stock, $.008 par value, of Response USA,
Inc. (the "Company") hereby irrevocably constituting and appointing_____________ _______________ Attorney to make such transfer on the books of the Company, with full power of substitution in the premises.


Dated:______________, 199___               _____________________________
                                           Signature of Registered Holder

Signature Guaranteed:



___________________________

                                    Note:    The above signature must correspond
                                             with the name as it appears upon
                                             the front page of this Warrant in
                                             every particular, without
                                             alteration or enlargement or any
                                             change whatever.




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                               RESPONSE USA, INC.

                                  PURCHASE FORM


RESPONSE USA, INC.:

                  The undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase hereunder, shares of Common Stock, $.008 par value per share, of Response USA, Inc. (the "Shares") provided for herein, and requests that certificates for the Shares be issued in the name of: ____________________________________________________
(Please print name, address and social security number) and, if said number of Shares shall not be all the Share purchasable hereunder, that a new Warrant for the balance of the Shares purchasable under this Warrant be registered in the name of the undersigned Warrant holder or his Assignee as below indicated and delivered to the address stated below.

Dated:________________, 199__

Name of Warrant or Assignee:___________________________________
                                          (Please print)

Address:_______________________________________________________

_______________________________________________________________

Signature:_____________________________________________________


Signature Guaranteed:



____________________________

                                    Note:    The above signature must correspond
                                             with the name as it appears upon
                                             the front page of this Warrant in
                                             every particular, without
                                             alteration or enlargement or any
                                             change whatever, unless this
                                             Warrant has been assigned.



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